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                                                                      Exhibit 24

                           METATEC INTERNATIONAL, INC.

                                Power Of Attorney
                                       for
                        Form S-8 Registration Statements

         The undersigned, a director of Metatec International, Inc., an Ohio corporation (the "Company"), hereby constitutes and appoints Jeffrey M. Wilkins and Julia A. Pollner, and each of them, my true and lawful attorneys-in-fact and agents, with full power to act without the other, with full power of substitution and resubstitution, for me and in my name, place, and stead, in my capacity as director of the Company, to sign any and all of the Company's Registration Statements on Form S-8 and any and all amendments thereto (including post-effective amendments) to register under the Securities Act of 1933, as amended (the "1933 Act"), any common shares, without par value (the "Shares"), of the Company for sale under, and pursuant to, any and all of the Company's current or hereafter adopted or approved stock option plans or other "employee benefit plans" (as such term is defined under Rule 405 promulgated under the 1933 Act), as such plans are currently amended or hereafter amended, including, without limitation, the 1999 Directors Stock Option Plan, the 1992 Directors' Stock Option Plan, and the 1990 Stock Option Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.


/s/ A. Grant Bowen
------------------------------                             Date:  April 30, 1999
A. Grant Bowen

/s/ Joseph F. Keeler, Jr.
------------------------------                             Date:  April 30, 1999
Joseph F. Keeler, Jr.

/s/ Peter J. Kight
------------------------------                             Date:  April 30, 1999
Peter J. Kight

/s/ Jerry D. Miller
------------------------------                             Date:  April 30, 1999
Jerry D. Miller

/s/ James V. Pickett
------------------------------                             Date:  April 30, 1999
James V. Pickett

/s/ Jeffrey M. Wilkins
------------------------------                             Date:  April 30, 1999
Jeffrey M. Wilkins